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                                                                    EXHIBIT 99.6

                                                              [Preliminary Copy]


                              FINANCIAL TRUST CORP
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
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          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert W. Chilton and Robert M. Frey, Esq., or either of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Financial Trust Corp which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held March 18, 1997 and at any adjournments thereof, as follows:

             The Board of Directors recommends a vote "FOR" Item 1.

1. Approval of the Agreement and Plan of Reorganization and the Agreement and Plan of Merger dated as of December 19, 1996 between the Corporation and Keystone Financial, Inc., which provide for the merger of the Corporation into Keystone and the conversion of each outstanding share of the Corporation's Common Stock into 1.65 shares of Keystone Common Stock, as described in the Joint Proxy Statement/Prospectus .......................
                                     FOR  [_]  AGAINST  [_]   ABSTAIN  [_]

2. To vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournments thereof.

                                  (continued)
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This proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR Item 1.

                              Dated:                                    , 1997
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                              ------------------------------------------------
                                                 Signature

                              ------------------------------------------------
                                                 Signature

                              Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign.
                              When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.